Exhibit 99.1

Investor Presentation November 2012

Cautionary Statements Regarding Forward Looking Information 2 Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding our financial outlook, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties are detailed in our periodic filings with the U.S. Securities and Exchange Commission. Please refer to those filings for more information on these risk factors and uncertainties. All forward-looking statements are qualified in their entirety by such risk factors and uncertainties. Statements regarding our financial outlook speak only as of the date of our third quarter 2012 earnings release (October 31, 2012), and all other forward-looking statements speak only as of the initial release date of this presentation (November 14, 2012). Subsequent events and developments may cause our forward-looking statements to change, and we will not undertake efforts to update or revise publicly any forward-looking statements to reflect new information or future events or circumstances after this date. Unless the context otherwise requires, when we use ‘‘Intrepid,’’ ‘‘our,’’ ‘‘we’’ or ‘‘us’’ during this presentation, we are referring to Intrepid Potash, Inc. and its consolidated subsidiaries.

Intrepid Potash Geographically Advantaged, Potash-Only Company Intense margin focus: Highest cash margin North American potash producer* Strategic marketing, diverse customer base, and production flexibility Capital investment is focused on production growth through incremental low cost tons 3 Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota Carlsbad Reserve Development Assets ® HB Solar Solution Mine Development Property Operating Solar Evaporation Solution Mine Operating Conventional Mine *See slide 8 for more information about our average cash margin advantage.

Company Overview The largest U.S. producer of potash Only western world producer created and dedicated solely to potassium- related products Supplies ~1.5 percent of global demand and ~9.4 percent of U.S. demand One of only two global producers of the specialty product, sulfate of potash magnesia, marketed as Trio® Five active production facilities – growing to six with the construction of the HB Solar Solution mine Balance sheet strength provides ability to execute on robust capital investment program and disciplined business development activity 4

Fall application season is well underway Deliveries under the fall fill purchasing program are on track, yet the timing of the spring fill is somewhat unpredictable Dealers’ strategy of minimizing risk continues Tight stocks-to-use ratio for grains driven by decreased yields should drive solid global and U.S. planting into 2013 U.S. demand expected to be normal over fall 2012/spring 2013 given robust outlook for farmer economics Industrial and animal feed demand is stable Demand remains strong for all sizes of Trio® product 5 Current Potash Market

Geographically Advantaged Assets 6 Average Potash Consumption in Intrepid’s Markets is Greater than 5x of Intrepid’s Average Production Intrepid Conventional Mine Locations Low High Sources: Association of American Plant Food Control Officials (AAPFCO), The Fertilizer Institute (TFI), Fertecon, USDA, Intrepid Potash. New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Minnesota Intrepid Solution Mine Locations (including the HB Solar Solution Mine)

2005 2006 2007 2008 2009 2010 2011 2012 YTD Intrepid advantage vs. N.A. competitors $25 $38 $42 $88 $152 $61 $90 $55 Intrepid’s Potash Sales Price Advantage vs. North American Competitors 7 Notes: (1) Average net realized sales price is an operating performance measure calculated as gross sales less freight costs, divided by the number of tons sold in the period. (2) Average net realized sales price advantage is an operating performance measure calculated by us as the difference between our average net realized sales price and the combined estimated average net realized sales prices of Potash Corporation of Saskatchewan Inc.(PCS), The Mosaic Company (MOS), and Agrium Inc. (AGU) based on publicly available information. Intrepid’s average net realized sales price advantage has averaged approximately 24 percent since 2005 Average Net Realized Sales Price (1) (1) (1) Average Net Realized Sales Price Advantage (2) (1)

Intrepid’s Consistent Potash Cash Margin Advantage 8 Intrepid’s potash cash margin advantage has averaged $39 per ton over the last five years (1) Cash Margin Advantage Intrepid consistently generates more margin per ton sold than our North American competitors Notes: (1) Cash margin advantage is calculated as average per ton net realized sales price advantage plus cash COGS difference (calculated using the combined estimated average net realized sales prices and average estimated cash COGS of Potash Corporation of Saskatchewan Inc., The Mosaic Company, and Agrium Inc. based on publicly available information). Cash COGS, net of by-product credits, is an operating performance measure defined as total cost of goods sold including royalties, and excluding depreciation, depletion and amortization divided by the number of tons sold in the period. Average Cash Margin Advantage

Diversified Markets and Customer Base with Flexible Product Mix Trio® markets further diversify crops and customers Industrial market primarily consists of oil and gas drillers Potash used as a nutritional supplement in animal feed Ability to granulate ~80% of current production, providing flexibility to meet end market demand 9 Potash Sales Mix Industrial Agricultural Animal Feed Product Size 2011 2012 YTD Agricultural Granular 79% 81% Industrial Standard 14% 12% Animal Feed Standard 7% 7%

Our 2012 Capital Investment Budget of $225 - $300 Million Represents the Highest Level of Capital Investment in Our History Capital Projects Are Focused on Growth, Flexibility & Margin 10 Growth Flexibility Margin Incremental low cost tons HB will represent an estimated 20-25 percent increase in potash production volumes Project Benefits Capability to respond to changing market and customer demands Produce products with best margin profile Increased recoveries from langbeinite ore Lower per ton operating costs Langbeinite dense media separation plant Modernization of plant assets Focus on cash cost component of production Langbeinite granulation Moab compaction North compaction Wendover compaction HB Solar Solution Mine Langbeinite Recovery Improvement Project Expansion and creation of new Moab horizontal potash caverns Major Capital Projects

Since Inception Intrepid Has Invested Over Half a Billion Dollars into Its Mines and Facilities



Annual Capital Investment in $mm
$300
$250
$200
$150
$100
$50
$0
Major 2012 Capital Investments
– HB Solar Solution Mine
– North Compaction
– Moab Cavern System
$22
$12
$31
$94
$104
$93
$136
$225 - $300
2005
2006
2007
2008
2009
2010
2011
2012E

Major Capital Projects Milestones

	Facility	Year Completed / Estimated Completion
HB Solar Solution Mine	Carlsbad, NM – HB	2013E
North Compaction Project	Carlsbad, NM – North	2013E
Horizontal Potash Cavern System Two	Moab, UT	2012E
Langbeinite Recovery Improvement Project / Granulation Plant	Carlsbad, NM - East	2011/2012
Wendover Compaction Circuit / Warehouse	Wendover, UT	2011/2012
New Warehouses	Carlsbad, NM - East	2011
New Brine Heater	Moab, UT	2010
New Compaction Circuit	Moab, UT	2010
Underground Stacker / Reclaim	Carlsbad, NM - West	2010
Coarse Tails Recovery Circuit	Carlsbad, NM - West	2009
Wash Thickener Upgrade	Carlsbad, NM - East	2009
Langbeinite Plant (Original Plant)	Carlsbad, NM - East	2005
Horizontal Potash Cavern System One	Moab, UT	2001

11
Supplying a Growing America®

Five million tons of proven and probable reserves Capital investment of $200-$230 million Cash Production cost per ton estimated to be below $80 per ton, making HB one of the low cost potash mines in North America Estimated annual production potential of 150,000-200,000 tons with higher volumes in earlier years Total area available to be flooded is approximately 30 square miles Opportunity for further expansion of solution mining activities 12 HB Solar Solution Mine – Production Growth through Incremental Low-Cost Tons HB Solar Solution Mine Key Facts

13 HB Solar Solution Mine – Production Growth through Incremental Low-Cost Tons Potash Pillar HB Solar Solution Mine Pond Liner Installation Construction commenced in March 2012 Invested $99 million through September 30, 2012 Engineering, design, and procurement Pond construction Pipeline construction Wells for water, injection, and extraction Initial mill construction Leverages our solution mining and solar evaporation expertise Improves our overall cost profile and margin opportunity Anticipated production timeline: First production to begin in late 2013 Ramp up of production expected in 2014 Production levels increasing into 2015

Upgrade of our existing granulation facility designed to increase capacity and further improve product quality New production from HB Solar Solution mine Increased production capacity from our West mine Total capital investment for the project is expected to be approximately $95 to $100 million 14 Additional Granulation Capacity Is Key to Marketing and Production Flexibility Focus on Increasing Granulation Capacity at all Facilities Facility Product Anticipated Granulation Capacity Estimated In-Service Date Moab, Utah Potash 100 percent of annual production In service Wendover, Utah Potash 100 percent of annual production In service Carlsbad, New Mexico East Facility Trio® 100 percent of annual standard Trio® production Commissioning Q4 2012 Carlsbad, New Mexico North Facility Potash 100 percent of annual production from West Mine and anticipated HB Solar Solution Mine production Commenced construction in Q2 2012; estimated in service date in mid 2013 for initial phase North Compaction Project

East Facility Recovery & Process Improvements Deliver Growth & Margin Improve recent potash and Trio® production levels Potash production improvements 20% improvement Q1 to Q2 2012 23% improvement Q2 to Q3 2012 Occurring simultaneously with the ongoing commissioning of LRIP Increase overall plant throughput rates Detailed step-by-step evaluation of entire plant Deliver consistency to potash and Trio® production levels Plan expected to continue through 2012 and into 2013 15 East Facility Long-Term Improvement Plan

Langbeinite Recovery Improvement Project – Focused on Capturing Growth & Margin Designed to increase Trio® recoveries to approximately 50 percent, resulting in: Production growth potential of 100,000 additional tons per year representing an annual 50 to 75 percent increase in Trio® production Reduced per ton cash production cost Capacity was designed to granulate 100 percent of standard Trio® production, effectively tripling our granular capacity Total project investment as designed was $86 million Have not seen expected recoveries to date Expectation of modest incremental capital to modify plant to improve recoveries 16

17 Summary The Only Western World Potash Pure-Play The Highest Per Ton Average Net Realized Sales Price and Cash Margin of any North American Potash Producer Geographically Advantaged Assets Serving Diversified Markets and Customer Base Decision Making Focused on Growth, Flexibility, and Margin Capital Investment Program Targeting Growth of Incremental Low Cost Tons

Appendix ® Supplying a Growing America®

Financial Overview 19 Adjusted EBITDA(1) (In millions) Balance Sheet as of September 30, 2012 (1) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non-GAAP). Non-GAAP reconciliation available in the appendix to this presentation. Net Income (In millions) Earnings Per Share (Diluted) Cash and Investments $ 146 million Current Assets $ 255 million Total Assets $1,025 million Debt Outstanding* $ - Total Liabilities $ 78 million Stockholders’ Equity $ 947 million Availability Under Unsecured Credit Facility $ 250 million (*) On August 28, 2012, Intrepid announced that it has agreed to issue $150 million aggregate principal amount of unsecured senior notes. The Notes are expected to be issued on April 16, 2013.

Financial Outlook as of October 31, 2012 20 Three Months Ended Year Ended December 31 , 2012 December 31, 2012 Potash Production (tons) 200 ,000 - 2 3 0 ,000 7 8 0 ,000 - 8 10 ,000 Sales (tons) 190 ,000 - 2 2 0 ,000 8 3 0,000 - 8 6 0,000 Cash COGS, net of by - product credit ($/ton) $1 7 5 - $ 18 5 $175 - $1 85 Total COGS ($/ton) $2 3 5 - $2 45 $23 5 - $2 45 Trio ® Production (tons) 2 5,000 - 4 0 ,000 1 2 0 ,000 - 1 3 5 ,000 Sales (tons) 3 5 ,000 - 5 0 ,000 1 2 0,000 - 1 3 5 ,000 Cash COGS ($/ton) $ 1 95 - $ 21 5 $ 195 - $ 215 Total COGS ($/ton) $ 2 8 0 - $ 2 95 $ 2 8 0 - $ 2 95 Other Selling and Administrative $ 7 - $ 9 million $3 2 - $3 4 million Annual Estimated Capital Expenditure $225 - $300 million

(1) Productive capacity is affected by achieving the benefit of designed capacity and recovery improvement investments, operating rates, recoveries, mining rates, and the amount of development work that Intrepid performs. Therefore, actual production rates for mining companies tend to be lower than estimated total productive capacity. Intrepid Production Volume History & Estimated Productive Capacity Based on Design 21 Tons (000’s) Estimated Productive Capacity at Full Operating Rates(1) Historical ® ® 0 200 400 600 800 1,000 1,200 1,400 1,600 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012F 2013F 2014F 2015F Potash Production Potash Production Range HB Designed Production Estimate Trio Production Trio Production Range LRIP Designed Production Estimate

Non-GAAP Reconciliation

- Adjusted earnings before interest, taxes, depreciation, and amortization (or adjusted EBITDA) is a non-GAAP financial measure that is calculated as net income adjusted for the add back of interest expense (including derivatives), income tax expense, depreciation, depletion, and amortization, and asset retirement obligation accretion. Management believes that the presentation of adjusted EBITDA assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. We use adjusted EBITDA as one of the tools to evaluate the effectiveness of our business strategies. In addition, adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

  Adjusted EBITDA should not be considered in isolation or as a substitute for performance or liquidity measures calculated in accordance with U.S. GAAP. Because adjusted EBITDA excludes some but not all items that affect net income and net cash provided by operating activities and may vary among companies, the adjusted EBITDA amounts presented may not be comparable to similarly titled measures of other companies. The following is a reconciliation of adjusted EBITDA to net income, which is the most directly comparable U.S. GAAP measure:

Calculation of Adjusted EBITDA (in thousands)

	2011				2012		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net Income	$28,279	$30,708	$25,507	$24,917	$20,626	$19,013	$33,267
Add: Interest Expense, including realized and unrealized derivative gains and/losses	113	389	175	192	253	215	221
Add: Income tax expense	18,851	20,068	16,547	10,384	12,613	12,312	10,685
Add: Depreciation, depletion, amortization and accretion	8,533	8,691	8,819	9,744	11,256	11,376	12,095
Total adjustments	27,497	29,148	25,541	20,320	24,122	23,903	23,001
Adjusted Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization	$55,776	$59,856	$51,048	$45,237	$44,748	$42,916	$56,268

INTREPID POTASH

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Non-GAAP Reconciliation

Adjusted net income is a non-GAAP financial measure that is calculated as net income adjusted for significant non-cash and infrequent items. Examples of non-cash and infrequent items include insurance settlements from property and business losses, a portion of the income associated with the refundable employment-related credits from the State of New Mexico, non-cash unrealized gains or losses associated with derivative adjustments, the effect of changes to our state income tax rates on the value of our net deferred tax asset, and other infrequent items. Management believes that the presentation of adjusted net income provides useful additional information to investors for analysis of Intrepid's fundamental business on a recurring basis. In addition, management believes that the concept of adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under U.S. GAAP. Because adjusted net income excludes some but not all items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies. The following is a reconciliation of adjusted net income to net income, which is the most directly comparable U.S. GAAP measure:

Calculation of Adjusted Net Income (in thousands)

	2011				2012		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net Income	$28,279	$30,708	$25,507	$24,917	$20,626	$19,013	$33,267
Adjustments							
Insurance settlements from property and business losses	(12,500)	-	-	-	-	-	-
Income associated with New Mexico refundable employment-related credit**	-	(4,692)	(3,230)	-	-	-	-
Unrealized derivative gain	(321)	(224)	(368)	(376)	(224)	(273)	(272)
Cost associated with abnormal production	-	-	-	-	-	-	-
Other	-	5	188	3	330	(3)	181
Calculated tax effect*	5,128	1,955	1,350	148	(40)	107	30
Change in blended state tax rate to value deferred tax asset	-	-	-	(3,699)	-	-	(4,290)
Total adjustments	(7,693)	(2,956)	(2,060)	(3,924)	66	(169)	(4,351)
Adjusted Net Income	$20,586	$27,752	$23,447	$20,993	$20,692	$18,844	$28,916

* Estimated effective tax rate of 32.8 percent for 2012 and 39.6 percent for 2011.

** Included in "other operating (income) loss" line item.

INTREPID POTASH
Supplying a Growing America

23

Historical Quarterly Production and Sales Summary 24 2010 2012 March 31 June 30 September 30 December 31 March 31 June 30 September 30 December 31 March 31 June 30 September 30, Potash 172 165 166 224 234 209 173 197 218 170 189 Trio® 57 39 32 31 31 44 35 31 30 33 35 Potash 243 129 221 216 196 225 190 183 203 184 249 Trio® 70 63 45 27 52 39 39 28 28 26 27 2011 Production Volume (In thousands of short tons) Sales Volume (In thousands of short tons)

Why Potash Only? Market Structure for Key Fertilizer Nutrients Potash Nitrogen Phosphate (5) Producing Countries 12 ~60 ~40 Key Inputs Potash ore Natural gas Phosphate rock Sulfuric acid Ammonia % of Overall Fertilizer Market (1) 17% 59% 24% Market Share of Top 5 Producers(2) 64% 13% Ammonia 39% Urea 41% Phosphoric Acid 49% Phosphate Rock % of Production Government Controlled(1) 19% 51% 50% Industry Nameplate Operating Rate (2) 85% Potash (93% Productive Capacity)(3) 86% Ammonia 89% Urea 81% Phosphoric Acid 82% Phosphate Rock Time for Greenfield Minimum 7 years 3 years 3 – 4 years Logistics for Greenfield Most Difficult Least Difficult More Difficult Estimated Cost for Greenfield (1,4) $6.5 Bn for 2.2MM Tons $1.4Bn for 1.0MM Tons $1.5Bn for 1.0MM Tons 25 (1) Potash Corp. (2) Potash percentage represents 2007, nitrogen and phosphate percentages represent 2005, figures from Integer Research Ltd. (3) Estimated by Intrepid Potash based on publicly available historic production data. Operating capacity rates for nitrogen and phosphate expressed as percentage of nameplate capacity. (4) Includes infrastructure outside the plant gates (e.g. rail, road networks, utility systems). (5) Includes all types of phosphate fertilizer production.

Global Industry Susceptible to Production Interruptions & Supply "Shocks"

Mine Closures Due to Water Inflows

St. Paul mine(Congo) (0.8MM tons KCL / yr)	Berezniki 3 mine (1.8MM tons KCL / yr)	PCA (Patience Lake) (0.8MM tons KCL / yr)	Potacan mine (0.8MM tons KCL / yr)	Berezniki I (1.3MM tons KCL / yr)

1976 1980 1984 1988 1992 1996 2000 2004 2012

Due to geology, in the 70 plus years of potash mining in the Carlsbad area, there has never been a mine lost to flooding or a water incursion

Mines with Water Inflows

- K2 Mine Esterhazy
  - Most recent 10-K indicated $250 million cost to mitigate
- Penobsquis Mine, Sussex
- Belaruskali Mine #2

Mine Closures Due to Depletion

Depleted Conventional Mines	Mines Currently With Less than 15 Years Reserve Life
Theodore, Amelie, Marie Louis mines- France	Hersey, United States - Mosaic
Pasquasi and San Cataldo mines - Italy	Boulby, England – ICL
Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel - Germany	Soligorsk I, Belarussia - Belaruskali
Trona, California	Taquari, Brazil – Vale
Horizon-Amax, Wills-Weaver, Saunders – Carlsbad, New Mexico	

sources: Fertecon, Intrepid Potash®, and public filings

INTREPID POTASH®
Supplying a Growing America®

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- Non-land fixed costs include labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses. - Other variable costs include seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying. - Land costs are shown as the rental rate of land (opportunity cost). - Corn Farm Price is USDA estimate as of 11/09/12 for historic prices and Dec. 2012 futures less $0.30 basis as of 11/09/12 for forecast price - Potash consumption in shown in fertilizer years Sources: USDA, Fertecon, Green Markets, CME, Intrepid Potash®. . 2011/12 2012/13 Farm Price $5.73 $7.09 Gross Margin $1.60 $2.05 Input Costs Potash $0.20 $0.22 Nitrogen $0.52 $0.70 Phosphate $0.17 $0.15 Other Fertilizer $0.03 $0.04 Other Variable $1.27 $1.61 Non-Land $1.01 $1.19 Land $0.94 $1.14 Total $4.13 $5.05 Current Crop Economics Offer Historically Strong Returns for Farmers 27 Corn Farm Price Potash (5%) Land (23%) Non-Land Fixed Costs (24%) Other Variable Costs (31%) Phosphate (4%) Per Bushel Return Historical Corn Input Costs and Price US Potash Fertilizer Consumption $ per bushel Potash Consumption (KCL tons ‘000) Nitrogen (13%) Other Fertilizer Costs (1%) Bottom line - fertilizer is a small part of a farmer’s cost 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 - 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 1996/97 1998/99 2000/01 2002/03 2004/05 2006/07 2008/09 2010/11 2012/13F

Fundamentals of Increasing Population Continue to Drive Grain and Ultimately Potash Demand Over the Long Term 28 Note: Grains include corn, wheat, barley, oats and sorghum. Stocks-to-use ratio is ending inventory / consumption for that year; 2012E data updated monthly. Sources: United Nations Food and Agriculture Organization (FAO), US Census Bureau, USDA, Potash & Phosphate Institute (PPI,) International Fertilizer Industry Association (IFA), Fertecon, (1) Futures prices based on closing price of Chicago Board of Trade futures contracts as of 11/09/12; futures prices for December delivery in forecast years. Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Grain Production and Stocks-to-Use Ratios Grain Production Stocks-to-Use Ratio 5 Year Average Fall 2012 Futures Soybeans: $10.85 $14.51 Wheat: $6.23 $8.87 Corn: $4.75 $7.39 Grain Production (Millions of Tons) Stocks-to-Use Ratio Trend line Population Growth vs. Potash Demand 10% 20% 30% 40% 50% 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1980 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012E

Potash Production and North American Inventory Levels 29 N. American Inventory (000s Tons KCL Equivalent) Sources: IPNI, Fertecon, Intrepid Potash®. Potash Production (000s Tons KCL Equivalent) (1) Global Production North American Production 500 1000 1500 2000 2500 3000 3500 4000 Potash Inventory (000s tons KCl equivalent) North American Potash Inventory Since Jan. '09 Actual Inventory Level 10 yr avg. Monthly Inventory

United States Potash Consumption 30 Sources : Fertecon, United States Department of Agriculture (USDA). Potash consumption is shown in fertilizer years (July – June). Grains stocks include barley, corn, oats, sorghum and wheat. Potash fertilizer consumption has remained relatively constant with an annual volatility of approximately 9.8 percent over the past 32 years Corn acres planted in the U.S. in the years 2007 through 2011 were 93.5, 86.0, 86.4, 88.2 and 91.9 million acres. 2012 planted acreage is estimated at 96.4 million acres. 1982: Recession leads to lower consumption; payment-in-kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) 2010: Strong recovery in US agricultural markets 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% - 2,000 4,000 6,000 8,000 10,000 12,000 Grains Stocks - to - Use Ratio KCL Tons ('000) FERTECON U.S. Potash Consumption and Grains Stocks - to - Use Ratio KCL Tons Average KCl Consumption Stocks-to-Use Ratio

Nutrient Removal Has Increased Dramatically in the US 31

To Reach Recommended Application Levels, Brazil, India and China Must Increase Demand 32 China Brazil India sources: IPNI, Potash Corp. (MM Tons KCL) Goal to attain self-sufficiency of food supply History of under-application of potash Need to increase yields Increasing land use for agricultural purposes ~15MM ↑ ~7MM ↑ ~5MM ↑ 0 5 10 15 20 25 30 35 Current Potential 0 2 4 6 8 10 12 Current Potential 0 2 4 6 8 10 12 Current Potential

Return on Potash Investment for Corn & Soybeans

Return on Potash Investment

Corn

% of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	66.04	$ 303.57	$ 26.93	$ 276.64	$ 11.27
23%	81-130	Medium	13%	33.02	$ 112.76	$ 13.47	$ 99.29	$ 8.37
15%	131-160	High	2%	16.51	$ 17.35	$ 6.73	$ 10.61	$ 2.58
47%	161+	Very High	-	0.00	-	-	-	-

Soybeans

% of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	110.04	$ 195.51	$ 44.87	$ 150.64	$ 4.36
23%	81-130	Medium	13%	55.02	$ 72.62	$ 22.44	$ 50.18	$ 3.24
15%	131-160	High	2%	27.51	$ 11.17	$ 11.22	$ (0.05)	$ 1.00
47%	161+	Very High	-	0.00	-	-	-	-

Input Costs for Corn ($/bu)

	2012/13	
Revenue	$7.09	
Gross Margin	$2.05	
Input Costs		**% of Total Costs**
Potash	$0.22	4%
Total Fertilizer	$1.11	22%
Other Variable	$1.61	32%
Non-Land	$1.19	24%
Land	$1.14	23%
Total	$5.05	

Input Costs for Corn ($/acre)

	2012/13	
Revenue	$ 867.35	
Gross Margin	$ 250.15	
Input Costs		**% of Total Costs**
Potash	$ 27.15	4%
Total Fertilizer	$ 135.36	22%
Other Variable	$ 196.76	32%
Non-Land	$ 145.85	24%
Land	$ 139.23	23%
Total	$ 617.20	

Forward looking ROI assumes 122.3 bu/acre and $7.09/bu for corn, 39.3 bu/acre yield and $14.21 for soybeans, $498/ton KCL (crop prices based on Dec. '12 futures price minus $0.30 basis as of 11/09/12, KCL price based on Green Markets Midwest FOB warehouse as of 11/05/12, yields based on November WASDE Report for 2012/13)
Input costs for corn use USDA estimate of 122.3 bu/acre for corn and estimated farm price of $7.09/bu (Dec. '12 future less $0.30 basis as of 11/09/12)
Sources: USDA, IPNI, CME, & Intrepid Potash®.

INTREPID POTASH
Supplying a Growing America

33